Exhibit 10.5

February 8, 2021

Ladies and Gentlemen:

Progress Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Corporation currently anticipates selling units (“Units”) in the IPO, each comprised of one share of Class A common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) and one-half of one warrant (“Warrant”), each Warrant to purchase one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 4,450,000 Warrants (the “Initial Warrants”) at $1.00 per Warrant for an aggregate purchase price of $4,450,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (“Underwriters”) exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 200,000 Warrants (“Additional Warrants” and together with the Initial Warrants, the “Private Warrants”) at $1.00 per Additional Warrant, for an aggregate purchase price of up to $4,650,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). At least 24 hours prior to the effective date (“Effective Date”) of the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”), the undersigned will cause the Purchase Price to be delivered to the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement. The undersigned agrees that if the size of the IPO is increased or decreased for any reason, the amount of the undersigned’s investment will be either increased or decreased, as applicable, so that the undersigned’s percentage of the aggregate investment in Private Warrants made by the undersigned and other investors of the Company remains the same. If the size of the offering is increased, the undersigned agrees that it will deliver the purchase price for such additional Private Warrants to the Trust Fund as set forth above or as promptly as is reasonably practicable following the increase if it is on the Effective Date. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Initial Warrants and Additional Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. At least 24 hours prior to the Effective Date, the undersigned shall deposit the Initial Purchase Price, without interest or deduction, into the Trust Fund. Simultaneously with the consummation of all or any part of the over-allotment option, the undersigned shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. If the Corporation does not complete the IPO within thirty (30) days from the Effective Date, the Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Warrants will be identical the Warrants to be sold by the Corporation in the IPO, except that:

●	the Private Warrants (i) will not be redeemable by the Corporation and (ii) may be exercised for cash or on a cashless basis, as described in the Registration Statement, in each case so long as they are held by the undersigned or any of its permitted transferees;

●	the Private Warrants and underlying securities will not be transferable by the undersigned until the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement and set forth in the warrant agreement governing the Private Warrants);

●	the Private Warrants and underlying securities will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Corporation and the Underwriters to be filed as an exhibit to the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants or the underlying securities (but will participate in liquidation distributions with respect to any Units or shares of Common Stock purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination; and

●	the Private Warrants and the underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter and (ii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Warrants and the underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Warrants and the underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants or the underlying securities in violation of the securities;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

[Signature Page Follows]

Very truly yours,

Progress Capital I LLC

By:	/s/ David Arslanian
Name: David Arslanian
Title: Managing Member

By:	/s/ Richard Gallagher
Name: Richard Gallagher
Title: Managing Member

By:	/s/ Warren Schlichting
Name: Warren Schlichting
Title: Managing Member

Accepted and Agreed:

PROGRESS ACQUISITION CORP.

By:	/s/ Warren Schlichting
Name: Warren Schlichting
Title: Chief Executive Officer

[Signature Page to Warrants Purchase Agreement]